FUND ACCOUNTING AND SERVICES AGREEMENT

     THIS FUND ACCOUNTING AND SERVICES AGREEMENT (the "Agreement") is made as of 4th day of October, 1996, by and among BENNINGTON CAPITAL MANAGEMENT L.P., a Washington limited partnership ("Bennington"), THE FIFTH THIRD BANK, a banking company organized under the laws of the State of Ohio ("Fifth Third"), and ACCESSOR FUNDS, INC., a Maryland corporation (the "Fund").

                               W I T N E S S E T H

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, Bennington has been appointed manager of the Fund and Bennington has accepted such appointment;

     WHEREAS, Bennington and the Fund have entered into a management agreement (the "Management Agreement") pursuant to which Bennington provides management, administrative and other services to the Fund and certain of said services are commonly referred to as those performed by an administrator;

     WHEREAS, Fifth Third provides certain fund accounting, administrative and other services to investment companies; and

     WHEREAS, Bennington, with the consent of the Fund, desires to retain Fifth Third to provide fund accounting and other services for the portfolios of the Fund listed on Exhibit A, as may be amended from time to time (each, a "Portfolio" or collectively, the "Portfolios"), and Fifth Third is willing to provide such services, all as more fully set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Definitions, As Used in This Agreement.

               (a) Authorized Person means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by Fifth Third. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

               (b) Oral Instructions mean instructions orally transmitted to and accepted by Fifth Third because such instructions are: (i) given by an Authorized Person or from a person reasonably believed by Fifth Third to have been an Authorized Person, (ii) recorded and kept among the records of Fifth Third made in the ordinary course of business and
          (iii) orally confirmed by Fifth Third. The Fund and Bennington shall cause all Oral Instructions to be confirmed by Written Instructions. If such Written Instructions confirming Oral Instructions are not received by Fifth Third prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Fund or Bennington. If Oral Instructions vary from the Written Instructions which purport to confirm them, Fifth Third shall notify the Fund or Bennington of such variance but such Oral Instructions will govern unless Fifth Third has not yet acted.

               (c) Written Instructions mean (i) written communications actually received by Fifth Third and signed an Authorized Person or a person reasonably believed by Fifth Third to have been an Authorized Person, or (ii) communications by facsimile or any other such system from a person or persons reasonably believed by Fifth Third to be an Authorized Person or (iii) communications transmitted electronically through the Institutional Delivery System (IDS), or any other similar electronic instruction system acceptable to Fifth Third and approved by resolutions of the Board of Directors, a copy of which, certified by the Secretary, shall have been delivered to Fifth Third.

               (d) Shares mean the shares of beneficial interest of any series or class of the Fund.

     2. Appointment. Bennington hereby appoints Fifth Third to provide fund accounting and other specified services to each of the Portfolios set forth in Exhibit A, as may be amended from time to time, in accordance with the terms set forth in this Agreement. Fifth Third accepts such appointment and agrees to furnish such specified services.

     3. Delivery of Documents. Bennington has provided or, where applicable, will provide Fifth Third with the following:

               (a) certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of Fifth Third to provide services to each Portfolio and approving this Agreement;

               (b) a copy of the Fund's most recent effective registration statement;

               (c) a copy of each Portfolio's advisory agreement or agreements;

               (d) a copy of any distribution agreement or similar agreement made with respect to each class of Shares;

               (e) a copy of the Management Agreement and any administration agreements or similar agreements with respect to a Portfolio;

               (f) a copy of any shareholder servicing agreement made in respect of the Fund or a Portfolio; and

               (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

     4. Compliance with Rules and Regulations. Fifth Third undertakes to comply with all applicable requirements of the Investment Company Act and other applicable securities laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Fifth Third hereunder. Except as specifically set forth herein, Fifth Third assumes no responsibility for such compliance by Bennington, the Fund or any Portfolio.

     5. Instructions. Fifth Third will provide fund accounting and such other services as is agreed hereunder.

               (a) Fifth Third shall act only upon Oral or Written Instructions, except as otherwise provided in this Agreement.


               (b) Fifth Third shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by Fifth Third to be an Authorized Person) pursuant to this Agreement. Fifth Third may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until Fifth Third receives Written Instructions to the contrary.

               (c) Bennington agrees to forward, or to cause the Fund to forward to Fifth Third, Written Instructions confirming Oral Instructions so that Fifth Third receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by Fifth Third shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral or Written Instructions reasonably appear to have been received from an Authorized Person, Fifth Third shall incur no liability to Bennington or the Fund in acting upon such Oral or Written Instructions.

     6. Right to Receive Advice.

               (a) Advice of the Fund. If Fifth Third is in doubt as to any action it should or should not take, Fifth Third shall request directions or advice, including Oral or Written Instructions, from Bennington or the Fund.

               (b) Advice of Counsel. If Fifth Third shall be in doubt as to any question of law pertaining to any action it should or should not take, Fifth Third shall request advice at its own cost from such counsel of its own choosing.

               (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions Fifth Third receives from Bennington or the Fund and the advice Fifth Third receives from counsel, Fifth Third shall inform the Fund of the conflict and seek resolution.

               (d) Protection of Fifth Third. Fifth Third shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from Bennington, the Fund or counsel and which Fifth Third believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon Fifth Third (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions. Nothing in this subsection shall excuse Fifth Third when an action or omission on the part of Fifth Third constitutes willful misfeasance, lack of good faith, negligence or reckless disregard by Fifth Third of any duties, obligation or responsibilities set forth in this Agreement.

     7. Records; Visits.

               (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of Fifth Third shall be the property of the Fund. Such books and records shall be prepared, maintained and preserved as required by the Investment
          Company Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during Fifth Third's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Fifth Third to the Fund or to an Authorized Person, at the Fund's expense.

               (b) Fifth Third shall keep the following records:

                         (i) all books and records  relating to the  services it
                    performs hereunder with respect to a Portfolio's books of account;

                         (ii)  records  relating  to the  services  it  performs
                    hereunder   with   respect  to  a   Portfolio's   securities
                    transactions; and

                         (iii) all other  books and  records  as Fifth  Third is
                    required to maintain pursuant to Rule 31a-1 of the Investment Company Act in connection with the services provided hereunder.

     8. Confidentiality. Fifth Third agrees on its own behalf and that of its employees to keep confidential all records of the Fund and information relating to the Fund and its shareholders (past, present and future), unless the release of such records of information is otherwise consented to, in writing, by Bennington or the Fund. Bennington and the Fund agree that such consent shall not be unreasonably withheld and may not be withheld where Fifth Third may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     9. Liaison with Accountants. Fifth Third shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to the services provided to each Portfolio. Fifth Third shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information in Fifth Third's control is made available to such accountants for the expression of their opinion, as required by the Fund.

     10. Disaster Recovery. Fifth Third shall maintain in effect a disaster recovery plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, Fifth Third shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. Fifth Third shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by Fifth Third's own willful misfeasance, lack of good faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

     11. Compensation. As compensation for services rendered by Fifth Third during the term of this Agreement, the Fund will pay to Fifth Third a fee or fees set forth in Exhibit B, as may be amended from time to time. It is agreed that fees set forth in Exhibit B shall not be increased for five years from the commencement of accounting services under this Agreement. In the event that Exhibit C is amended such that significant additional services as requested by the Fund are required from Fifth Third on an ongoing basis, with the approval of the Fund, additional fees may be charged. The fee for the period from the day of the year this Agreement is entered into until the end of that year shall be prorated according to the proportion that such period bears to the full annual period.

     12. Indemnification.

               (a) The Fund agrees to indemnify and hold harmless Fifth Third from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the securities laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which Fifth Third takes in reasonable reliance on Oral or Written Instructions from Bennington or the Fund. Fifth Third, shall not be indemnified against any liability (or any expenses incident to such liability) arising out of Fifth Third's own willful misfeasance, lack of good faith, negligence or reckless disregard of its duties and obligations under this
          Agreement. For any legal proceedings giving rise to this indemnification, the Fund shall be entitled to defend or prosecute any claim in the name of Fifth Third at the Fund's own expense through counsel of its own choosing if it gives written notice to Fifth Third within ten (10) business days of receiving notice of such claim.

               (b) Fifth Third agrees to indemnify and hold harmless Bennington and the Fund from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the securities laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising from any action or omission of Fifth Third's own willful misfeasance, lack of good faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. For any legal proceedings giving rise to this indemnification, Fifth Third shall be entitled to defend or prosecute any claim in the name of Bennington or the Fund at Fifth Third's own expense through counsel of its own choosing if it gives written notice to Bennington or the Fund within ten (10) business days of receiving notice of such claim.

     13. Responsibilities of Fifth Third.

               (a)  Fifth  Third  shall be under no duty to take any  action  on behalf of Bennington, the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by Fifth Third in writing. Fifth Third shall be obligated to exercise commercially reasonable care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. Fifth Third shall be liable for actual damages arising out of Fifth Third's failure to perform its duties under this Agreement to the extent such damages arise out of Fifth Third's willful misfeasance, lack of good faith, gross negligence or reckless disregard of such duties.

               (b) In no event shall Fifth Third be liable for any special, consequential, extraordinary or punitive damages, arising from the performance or non-performance of Fifth Third under this Agreement, or Fifth Third's failure to comply with any of the terms of this Agreement.

               (c) Without limiting the generality of the foregoing or of any other provision of this Agreement,

                         (i) Fifth Third  shall not be liable for losses  beyond
                    its reasonable control, provided that Fifth Third has acted in accordance with the standard of care set forth above; and

                         (ii) Fifth Third shall not be liable for

                         (A) the  validity or  invalidity  or  authority or lack
                    thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Fifth Third reasonably believes to be genuine; or

                         (B) subject to Section 10,  delays or errors or loss of
                    data occurring by reason of circumstances beyond Fifth Third's control, including acts of civil or military authority, national emergencies, non Fifth Third labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     14. Description of Accounting Services on a Continuous Basis. Fifth Third will perform the accounting services as set forth on Exhibit C, as may be amended from time to time, with respect to each Portfolio.

     15. Description of Other Services on a Continuous Basis. Fifth Third will perform the other services as set forth on Exhibit C, as may be amended from time to time, with respect to each Portfolio:

     16. Duration and Termination. This Agreement shall continue until terminated by either Bennington, the Fund or Fifth Third on sixty (60) days' prior written notice to the other party. If service is terminated due to Fifth Third's failure to meet its obligations under this Agreement, after written notice documenting such failure and reasonable opportunity to cure within 15 days, then from the date Notice of Termination is give, there will be no charges for services for a period not to exceed sixty (60) days.

     17. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable or facsimile sending device. If notice is sent by confirming telegram, cable, or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed

                  (a)      if to Fifth Third:
                           38 Fountain Square Plaza
                           Mail Drop 1090F2
                           Cincinnati, Ohio 45263
                           Attention: Fund Accounting Manager

                  (b)      if to the Fund:
                           1420 Fifth Avenue, Suite 3130
                           Seattle, WA 98101
                           Attention: Ravindra A. Deo;

                  (c)      if to Bennington:
                           1420 Fifth Avenue, Suite 3130
                           Seattle, WA  98101
                           Attention: Ravindra A. Deo; or

                    (d) if to none of the  foregoing,  at such other  address as shall have been provided by like notice to the sender of any such notice or other communication by the receiving party.

     18. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     19. Delegation; Assignment. Fifth Third may assign its rights and delegate its duties hereunder upon prior written consent of Bennington and the Fund to any wholly-owned direct or indirect subsidiary of Fifth Third, provided that:

               (a) Fifth Third gives Bennington and the Fund sixty (60) days' prior written notice;

               (b)  the  delegate  (or   assignee)   agrees  with  Fifth  Third,
          Bennington and the Fund to comply with all relevant provisions of the securities laws; and

               (c) Fifth Third and such delegate (or assignee) promptly provide such information as Bennington may request, and respond to such questions as Bennington or the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

     20.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     22. Miscellaneous.

               (a) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that Bennington and Fifth Third may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

               (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

               (c) Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of New York without regard to principles or conflicts of law. The parties agree that venue for any action or proceeding brought pursuant to this Agreement shall be in the state or federal courts located in the State of New York.

               (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

               (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and biding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ACCESSOR FUNDS, INC.                BENNINGTON CAPITAL MANAGEMENT L.P.
                                    By: Bennington Management Associates, Inc.
                                        Its:     Managing General Partner



By:/s/Ravindra A. Deo               By:/s/ J. Anthony Whatley III
---------------------               -----------------------------
      Ravindra A. Deo                      J. Anthony Whatley III
      Vice President                       President

                                    THE FIFTH THIRD BANK



                                    By:/s/ Tracie D. Hoffman
                                    ------------------------
                                           Tracie D. Hoffman
                                           Vice President

                                    EXHIBIT A

                       PORTFOLIOS OF ACCESSOR FUNDS, INC.


         THIS EXHIBIT A, dated as of October 4, 1996, is Exhibit A to the Fund Accounting and Services Agreement dated as of October 4, 1996, by and among Bennington Capital Management L.P., Fifth Third Bank and Accessor Funds, Inc. This Exhibit A shall supersede all previous forms of Exhibit A.

Name of Portfolio                                      Date

Growth Portfolio                                       November 18, 1996
Value and Income Portfolio                             November 18, 1996
Small to Mid Cap Portfolio                             November 18, 1996
International Equity Portfolio                         November 18, 1996
Intermediate Fixed - Income Portfolio                  October 7, 1996
Short-Intermediate Fixed - Income Portfolio            October 7, 1996
Mortgage Securities Portfolio                          November 18, 1996
U.S. Government Money Portfolio                        October 7, 1996


                        ACCESSOR FUNDS, INC.



                        By:______________________________________
                                 Ravindra A. Deo
                                 Vice President


                        BENNINGTON CAPITAL MANAGEMENT L.P.
                        By:      Bennington Management Associates, Inc.
                        Its:     Managing General Partner



                        By:_______________________________________
                                 J. Anthony Whatley III
                                 President


                        THE FIFTH THIRD BANK



                        By:_______________________________________
                                 Tracie D. Hoffman
                                 Vice President

                                    EXHIBIT B
                                  FEE SCHEDULE

     THIS EXHIBIT B, dated as of October 4, 1996, is Exhibit B to the Fund Accounting and Services Agreement dated as of October 4, 1996, by and among Bennington Capital Management L.P. ("Bennington"), Fifth Third Bank ("Fifth Third") and Accessor Funds, Inc. (the "Fund"). This Exhibit B shall supersede all previous forms of Exhibit B.

     The Fund will pay Fifth Third an annual fund accounting and service fee (the "Fee"), to be calculated daily and paid monthly. The annual Fee for each Portfolio shall be the greater of a monthly minimum or an asset based fee, as follows:

                                                      Asset Based Fees
                                          --------------------------------------
                               Monthly      First         Next      Assets over
Portfolio                      Minimum OR $100,000,000 $150,000,000 $250,000,000
---------                      ------- -- ------------ ------------ ------------

Growth Portfolio                $1,500     .03%          .02%         .01%
Value and Income Portfolio      $1,500     .03%          .02%         .01%
Small to Mid Cap Portfolio      $1,500     .03%          .02%         .01%
International Equity Portfolio  $3,000     .04%          .03%         .02%
Intermediate Fixed-Income       $2,000     .03%          .02%         .01%
Short-Intermediate Fixed Income $2,000     .03%          .02%         .01%
Mortgage Securities Portfolio   $2,000     .03%          .02%         .01%
U.S. Government Money           $1,500     .03%          .02%         .01%

     The Fund will pay an additional annual Fee of $2,000 per portfolio for other administrative services rendered, to be charged monthly. Should the Fund add additional share classes, there will be an annual charge of $7,000 per additional class per portfolio, also to be charged monthly. Finally, the Fund will reimburse Fifth Third for its out-of-pocket expenses incurred in performing its services under this Agreement, including, but not limited to: postage and mailing, telephone, facsimile, overnight courier services and outside independent pricing service charges, and record retention/storage.

ACCESSOR FUNDS, INC.                  BENNINGTON CAPITAL MANAGEMENT L.P.
                                      By: Bennington Management Associates, Inc.
                                          Its:     Managing General Partner



By: /s/ Ravindra A. Deo               By:/s/ J. Anthony Whatley III
-----------------------               -----------------------------
        Ravindra A. Deo                      J. Anthony Whatley III
        Vice President                       President

                                      THE FIFTH THIRD BANK



                                      By:/s/ Tracie D. Hoffman
                                      ------------------------
                                             Tracie D. Hoffman
                                             Vice President

                                    EXHIBIT C

Fifth Third will perform the accounting services with respect to each Portfolio:

               (a) Journalize investment, capital share and income and expense activities;

               (b) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Money Manager") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

               (c) Maintain individual ledgers for investment securities;

               (d) Maintain historical tax lots for each security;

               (e) Reconcile cash and investment balances with the Custodian, and provide Bennington and the Money Manager with the beginning cash balance available for investment purposes daily;

               (f) Update the cash availability daily;

               (g) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

               (h) Calculate the various contractual expenses (e.g., advisory and custody fees);

               (i) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

               (j) Control all disbursements and authorize such disbursements upon Written Instructions;

               (k) Calculate capital gains and losses and, as appropriate, prepare Certificates of Treasurer (or other agreed upon procedures);

               (l) Determine net income and, as appropriate, calculate dividend rates and prepare Certificates of Treasurer (or other agreed upon procedures);

               (m) Obtain security market quotes from independent pricing services, if available, approved by the Money Manager, or if such quotes are unavailable, then obtain such prices from the Money manager, and in either case calculate the market value of each Portfolio's investments;

               (n) Transmit or mail a copy of the daily portfolio valuation to the Money Manager;

               (o) Compute net asset value;

               (p) As appropriate, compute yields, total return, expense ratios,
          portfolio   turnover  rate,  and,  if  required,   portfolio   average
          dollar-weighted maturity;

               (q) Supply electronic access to portfolio and fund accounting data maintained on Fifth Third's portfolio accounting system on an ongoing basis;

               (r) Prepare a monthly financial statement, which will include the following items:

                  Schedule of Investments Statement of Assets and Liabilities Statement of Operations Statement of Changes in Net Assets Cash Statement Schedule of Capital Gains and Losses.

               (s) Prepare quarterly schedule of aged receivables, by country, for holding of the International Equity Portfolio

Fifth Third will  perform the  following  other  services  with  respect to each
Portfolio:

               (a) Prepare quarterly broker security transactions summaries;

               (b) Prepare monthly security transaction listings;

               (c) Prepare for execution and file the Fund's Federal, state and excise tax returns;

               (d) Prepare and file the Fund's Semi-Annual Reports with the Securities and Exchange Commission on Form N-SAR;

               (e)  Prepare  the  Fund's  annual,  semi-annual,   and  quarterly
          shareholder reports;

               (f) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

               (g) Monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

               (h) Provide such information to a Portfolio's Money Manager as shall be mutually agreed upon between the Money Manager and Fifth Third to allow the Money Manager to monitor the Portfolio's compliance with certain requirements of the Investment Company Act and the Fund's registration statement on Form N-1A.

               (i) Rule 24 f- 2 filings; and

               (j) Assist in preparation of materials as requested for quarterly meetings of the Board of Directors of the Fund.

                                       October 4, 1996
                           AUTHORIZED PERSONS APPENDIX


         Name                                            Signature


Ravindra A. Deo                                 ______________________________


Bruce Joel King                                 ______________________________


J. Anthony Whatley III                          ______________________________


Linda V. Whatley                                ______________________________


Robert J. Harper                                ______________________________